As filed with the Securities and Exchange Commission on October 2, 2009
Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
 Washington, D.C.  20549

FORM S-8

REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

TurboSonic Technologies, Inc.
(Exact Name of Registrant as Specified in its Charter)

Delaware (State of Incorporation)	13-1949528 (I.R.S. Employer Identification No.)

550 Parkside Drive, Suite A-14
Waterloo, Ontario, Canada N2L 5V4
(Address of Principal Executive Offices)

TurboSonic Technologies, Inc. 2008 Stock Plan
(Full Title of the Plan)

Egbert Q. van Everdingen, President
TurboSonic Technologies, Inc.
550 Parkside Drive, Suite A-14
Waterloo, Ontario, Canada N2L 5V4
(519) 885-5513
(Name, Address and Telephone Number of Agent for Service)

Indicate by check mark whether the Registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.:

□ Large accelerated filer	□ Accelerated filer	□ Non-accelerated filer	☒ Smaller reporting company

________________

CALCULATION OF REGISTRATION FEE

		Proposed	Proposed
Title of Securities	Amount to	Maximum Offering	Maximum Aggregate	Amount of
to be Registered	be Registered (1)	Price Per Share (2)	Offering Price	Registration Fee

Common Stock, $0.10 par value per share	560,000 shares (3)	$ 1.20	$ 672,000	$37.50

Common Stock, $0.10 par value per share	100,000 shares (4)	$ 0.84	$ 84,000	$ 4.69

Common Stock, $0.10 par value per share	140,000 shares (4)	$ 0.30	$ 42,000	$ 2.34

Total				$44.53

(1)

Pursuant to Rule 416(a) under the Securities Act of 1933, this registration statement also covers any additional securities that may be offered or issued in connection with any stock split, stock dividend or similar transaction.

(2)

Estimated solely for the purpose of calculating the registration fee in accordance with Rule 457(h)(1) under the Securities Act of 1933.

(3)

Represents shares of Registrant’s common stock underlying options which may be granted in the future.

(4)

Represents shares of Registrant’s common stock underlying options granted prior to the filing date of this registration statement.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3.

INCORPORATION OF DOCUMENTS BY REFERENCE.

The following documents filed by TurboSonic Technologies, Inc. (the “Registrant”) with the Securities and Exchange Commission (the “SEC”) [File No. 0-21832] are hereby incorporated by reference and made a part of this registration statement:

  The Registrant’s Annual Report on Form 10-K for the year ended June 30, 2009 filed with the SEC on September 24, 2009; and

  The Registrant’s registration statement on Form 8-A containing a description of the Registrant’s common stock, par value $0.10 per share, including any amendment or report filed for the purpose of updating such description.

All documents filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934 (the “Exchange Act”) on or after the date of this registration statement and prior to the filing of a post-effective amendment to this registration statement, which indicates that all securities registered hereby have been sold or which deregisters such securities then remaining unsold, shall be deemed to be incorporated by reference in this registration statement and to be a part hereof from the date of filing of such documents, except for information furnished to the SEC that is not deemed to be “filed” for purposes of the Exchange Act (such documents, and the documents listed above, being hereinafter referred to as “Incorporated Documents”).  Any statement contained in an Incorporated Document shall be deemed to be modified or superseded for purposes of this registration statement to the extent that a statement contained herein or in any other subsequently filed Incorporated Document modifies or supersedes such statement.  Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this registration statement.

ITEM 4.

DESCRIPTION OF SECURITIES.

Not applicable.

ITEM 5.

INTERESTS OF NAMED EXPERTS AND COUNSEL.

Not applicable.

ITEM 6.

INDEMNIFICATION OF DIRECTORS AND OFFICERS.

Article Fifteenth of the Certificate of Incorporation, as amended, of the Registrant (the “Certificate of Incorporation”) provides that Registrant shall, to the full extent permitted by Section 145 of the Delaware General Corporation Law, as amended (“DGCL”), indemnify all persons whom it may indemnify pursuant thereto. Article Fifteenth of the Certificate of Incorporation also provides that no director shall be liable to the Registrant or any of its stockholders for monetary damages for breach of fiduciary duty as a director, except with respect to (1) a breach of the director’s duty of loyalty to the Registrant or its stockholders, (2) acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (3) liability under Section 174 of the DGCL or (4) transactions from which the director derived an improper personal benefit, it being the intention of the foregoing provision to eliminate the liability of the Registrant’s directors to the Registrant or its stockholders to the fullest extent permitted by Section 102(b)(7) of the DGCL.

Section 145 of the DGCL grants the Registrant the power to indemnify existing and former directors, officers, employees and agents of the Registrant who are sued or threatened to be sued because they are or were directors, officers, employees and agents of the Registrant.

ITEM 7.

EXEMPTION FROM REGISTRATION CLAIMED.

Not applicable.

ITEM 8.

EXHIBITS.

Exhibit Number	Description of Exhibit
4.1	2008 Stock Plan (1)
4.2	Certificate of Incorporation of Registrant (2)
4.3	Certificate of Amendment of Certificate of Incorporation of Registrant (3)
4.4	Certificate of Correction of Certificate of Amendment of Registrant (4)
4.5

Certificate of Designation, Number, Powers, Preferences and Relative, Participating, Optional, and other Special Rights and the Qualifications, Limitations, Restrictions, and other distinguishing characteristics of Special Voting Preferred Stock (3)

4.6	By-laws, as amended, of Registrant (3)
4.7	Form of certificate evidencing share of common stock (3)
5.1	Opinion of Sonnenschein Nath & Rosenthal LLP
23.1	Consent of Deloitte & Touche LLP
23.2	Consent of Sonnenschein Nath & Rosenthal LLP (contained in Exhibit 5.1)
24.1	Power of Attorney (included as part of signature page)

_____________

(1)

Filed on November 6, 2007 as an exhibit to Registrant’s proxy statement for the 2007 annual meeting, and incorporated herein by reference.

(2)

Filed on April 9, 1993, as an exhibit to Registrant’s registration statement on Form S-1 (File Number 33-60856) and incorporated herein by reference.

(3)

Filed on November 18, 1997 as an exhibit to Registrant’s annual report on Form 10-KSB for the fiscal year ended April 30, 1996 and incorporated herein by reference.

(4)

Filed on September 30, 2002 as an exhibit to Registrant’s annual report on Form 10-KSB for the fiscal year ended June 30, 2002 and incorporated herein by reference.

ITEM 9.

UNDERTAKINGS.

(a)

The Registrant hereby undertakes:

(1)

To file, during any period in which offers or sales are being made of the securities registered hereby, a post-effective amendment to this registration statement:

(i)

to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933 (the “Securities Act”);

(ii)

to reflect in the prospectus any facts or events arising after the effective date of this registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this registration statement; and

(iii)

to include any material information with respect to the plan of distribution not previously disclosed in this registration statement or any material change to such information in this registration statement;

provided, however, that the undertakings set forth in paragraphs (i) and (ii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the SEC by the Registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in this registration statement.

(2)

That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)

To remove from registration by means of a post-effective amendment any of the securities being registered hereby which remain unsold at the termination of the offering.

(b)

The Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in this registration statement shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act, and is, therefore, unenforceable.  In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Waterloo, Ontario, Canada, on this 2nd day of October 2009.

TurboSonic Technologies, Inc.

By: /s/ Egbert van Everdingen
Egbert Q. van Everdingen President

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Egbert Q. van Everdingen and David J. Hobson, and each or either of them, as his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution for him and in his name, place and stead, in any and all capacities to approve, sign and file with the U.S.  Securities and Exchange Commission and any other appropriate authorities the original of any and all amendments (including post-effective amendments) to this registration statement and any other documents in connection therewith, granting unto each said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or either of them, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

SIGNATURE	TITLE	DATE

/s/ Ken Kivenko	Chairman of the Board and Director	October 2, 2009
Ken Kivenko
/s/ Edward F. Spink	Chief Executive Officer (Principal	October 2, 2009
Edward F. Spink	Executive Officer)
/s/ Egbert Q. van Everdingen	President, Secretary, Treasurer and	October 2, 2009
Egbert Q. van Everdingen	Director
/s/ Carl A Young	Chief Financial Officer	October 2, 2009
Carl A. Young	(Principal Financial Officer)
/s/ David J. Hobson	Vice President Finance and Administration	October 2, 2009
David J. Hobson	(Principal Accounting Officer)
/s/ Richard H. Hurd	Director	October 2, 2009
Richard H. Hurd
Director
Glen O. Wright
/s/ Raymond l. Alarie	Director	October 2, 2009
Raymond L. Alarie
/s/ F. Eugene Deszca	Director	October 2, 2009
F. Eugene Deszca

INDEX TO EXHIBITS

Exhibit Number	Description of Exhibit
4.1	2008 Stock Plan (1)
4.2	Certificate of Incorporation of Registrant (2)
4.3	Certificate of Amendment of Certificate of Incorporation of Registrant (3)
4.4	Certificate of Correction of Certificate of Amendment of Registrant (4)
4.5

Certificate of Designation, Number, Powers, Preferences and Relative, Participating, Optional, and other Special Rights and the Qualifications, Limitations, Restrictions, and other distinguishing characteristics of Special Voting Preferred Stock (3)

4.6	By-laws, as amended, of Registrant (3)
4.7	Form of certificate evidencing share of common stock (3)
5.1	Opinion of Sonnenschein Nath & Rosenthal LLP
23.1	Consent of Deloitte & Touche LLP
23.2	Consent of Sonnenschein Nath & Rosenthal LLP (contained in Exhibit 5.1)
24.1	Power of Attorney (included as part of signature page)

_____________

(1)

Filed on November 6, 2007 as an exhibit to Registrant’s proxy statement for the 2007 annual meeting, and incorporated herein by reference.

(2)

Filed on April 9, 1993, as an exhibit to Registrant’s registration statement on Form S-1 (File Number 33-60856) and incorporated herein by reference.

(3)

Filed on November 18, 1997 as an exhibit to Registrant’s annual report on Form 10-KSB for the fiscal year ended April 30, 1996 and incorporated herein by reference.

(4)

Filed on September 30, 2002 as an exhibit to Registrant’s annual report on Form 10-KSB for the fiscal year ended June 30, 2002 and incorporated herein by reference.